UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

August  6, 2008
Date of Report (Date of earliest event reported)

DIONEX CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	000-11250	94-2647429
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

1228 Titan Way,
Sunnyvale, CA 94088
(Address of principal executive offices, including zip code)

(408) 737-0700
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Base Salaries.  On August 6, 2008, the Compensation Committee (the “Committee”) of the Board of Directors of Dionex Corporation (the “Company”) approved base salaries, effective October 1, 2008, for the executive officers of the Company in the amounts indicated below:

Base
Name	Salary Amount

Lukas Braunschweiler	$ 494’816*
Kevin Chance	$ 350,000
Craig McCollam	$ 310,000
Christopher Pohl	$ 310,000
Bruce Barton	$ 310,000
Peter Jochum	$ 414,110**
Dietrich Hauffe	$ 265,000
David Bow	$ 255,000
David Fairbanks	$ 255,000
John Plohetski	$ 255,000

Annual Incentive Awards.  On August 6, 2008, the Committee approved annual incentive awards for fiscal 2008, payable in cash, to the same executive officers, as follows:

Annual
Name	Incentive Award

Lukas Braunschweiler	$ 445,335*
Kevin Chance	$ 206,550
Craig McCollam	$ 137,997
Christopher Pohl	$ 135,945
Bruce Barton	$ 130,872
Peter Jochum	$ 196,149**
Dietrich Hauffe	$ 123,012
David Bow	$ 113,631
David Fairbanks	$ 115,680
John Plohetski	$ 117,648

* Dr. Braunschweiler is paid in Swiss Francs.  Amounts in the table are converted from Swiss Francs at the conversion rate of 1 U.S. dollar to 1.061 Swiss Francs, which is the Rate of Exchange as of August 7, 2008.

** Dr. Jochum is paid in Euros. U.S. dollar amounts in the table are converted from Euros at the conversion rate of 1 U.S. dollar to 0.652113 Euros, which is the Rate of Exchange as of August 7, 2008.

The annual incentive awards were made pursuant to bonus guidelines used in the preparation of the Company’s budget for 2008.  Although the budget was approved by the Board of Directors, including members of the Committee, the Committee retained full discretion to make such specific incentive bonus awards, if any, as it deemed appropriate, after the end of the year.  The awards made were based on the Company’s achievement of revenue growth target for fiscal 2008, its earnings per share target for fiscal 2008 and the assessed contribution of each executive to the Company’s success based on individual goals. As a starting point, the Committee considered the target bonus for each executive used in the fiscal 2008 budget.  The target bonus for Dr. Braunschweiler was 75% of base salary, for Mr. Chance it was 50% of base salary and it was 40% of base salary for the other executive officers, but the annual incentive award for any executive may be more or less than the applicable target, depending on the Company’s financial performance, the Committee’s assessment of the executive’s contribution and such other factors as the Committee may choose to consider.

For fiscal 2009, the target bonus for Dr. Braunschweiler is 75% of base salary, for Mr. Chance is 50% of base salary and 40% of base salary for the other executive officers. The Committee has full discretion to make such specific incentive bonus awards, if any, as it deems appropriate, after the end of the fiscal 2009.  The awards made will be based on Company-wide growth targets for the year and the assessed contribution of each executive to the Company’s success based on individual goals.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

DIONEX CORPORATION

Dated:  August 11, 2007                                                                      By: /s/ Craig A. McCollam
Craig A. McCollam
Sr. Vice President, Finance and Administration and Chief Financial Officer